EXHIBIT 3(i)(c)
                       CORRECTED CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


                                  AIRTRAX, INC.

                                    CORRECTED
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     The undersigned corporation, organized under the laws of the State of New Jersey, to correct its Certificate of Amendment of Certificate of Incorporation in accordance with Title 14A:1-6(5) of the New Jersey Business Corporation Act, hereby certifies:

                           CERTIFICATE OF CORRECTION:

Corporate Name: AIRTRAX, INC.

     The undersigned hereby submits for filing a Certificate of Correction executed on behalf of the above named Corporation pursuant to the provisions of the appropriate Statute stated above of the New Jersey Statutes.

1. The Certificate to corrected is:    Certificate of Amendment of
                                       Certificate of Incorporation.

                                       Date Filed: November 17, 1999

2. The inaccuracy in the Certificate is (indicate inaccuracy or defect):

                                       Section III. Dividends (vi).

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3. The Certificate of Correction hereby reads as follows:

Section III. Dividends

     (vi) Notwithstanding anything contained herein to the contrary, (a) if funds are not legally available for the payment of any dividend during any Dividend Period, such dividend must be declared and paid in the form of Common Stock as provided hereinbelow, and (b) if funds are legally available for the payment of any dividend, Holder nonetheless at its sole discretion may elect prior to any Dividend Payment Date for a respective Dividend Period to receive all or part of dividend in the form of Common Stock as provided hereinbelow. In any case, a dividend either in the form of cash or Common Stock will be paid to each Holder on the Dividend Payment Date for the applicable Dividend Period. The number of shares of Common Stock to be received as a dividend ("Dividend Shares") by a Holder for each Dividend Period shall equal: twenty five percent (25%) of the Dividend Rate multiplied by $5.00 multiplied by the number of shares of $5.00 Voting Preferred Stock held by the Holder (less any shares for which a dividend in cash has been paid to the holder for such Dividend Period) divided by the product of the following; the "Market Value" (as defined in the following sentence) per share of the Common Stock multiplied by thirty percent (30%). Market Value per share of the Common Stock shall equal the greater of:
(i) the most recent price  (looking back from a the respective  Dividend  Record
Date) per share of Common Stock paid by an unaffiliated investor in a private offering of the Corporation, or (ii) the highest closing price per share of the Common Stock of the Corporation as quoted on any regulated securities market, electronic bulletin board, "pink sheet" market, or other third party market on a respective Dividend Record Date (or if the securities markets are closed, then the trading day immediately preceding the Dividend Record Date). No fractional shares shall be issued in connection with the Dividend Shares, and the number of shares of Common Stock to be issued shall be rounded up or down to the nearest whole share. The effective date of ownership of the Dividend Shares shall be the Record Date and holder shall be deemed a shareholder of record of the Corporation for the Dividend Shares as of such date. The Corporation at all times shall reserve and keep available out of its authorized but unissued shares of its Common Stock, solely for the purpose of effecting the dividend, such number of its shares of Common Stock as from time to time shall be sufficient to effect the dividend; and if at any time the number of authorized but unissued shares of Common Stock shall be insufficient to effect the dividend, the Corporation shall take such corporate action necessary to increase the number of its authorized but unissued shares of its Common Stock to effect such dividend, including without limitation employing its best efforts to obtain requisite shareholder approval.

     IN WITNESS WHEREOF, AIRTRAX, INC. has caused its duly authorized officer to execute this Certificate on this the 30th day of April 2000.

AirTrax, Inc.

/s/ Peter Amico
---------------
    Peter Amico
    Chairman and
    President

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